[Film 1565  Page 1504]

        STATE OF KANSAS
           OFFICE OF                       [SEAL - State of Kansas]
      SECRETARY OF STATE
        RON THORNBURGH


TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

I, Ron Thornburgh, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

[SEAL - Register of Deeds, Sedgwick County, Kansas]
[STAMP - 3:30pm, 1490553, Nov. 17 1995, Pat Kettler Register of Deeds]

                    In testimony whereof:
                    I hereto set my hand and cause to be affixed my official seal. Done at the City of Topeka on the date below: November 8, 1995

                                           /s/ Ron Thornburgh
 [SEAL - Secretary of State]             ____________________
                                             Ron Thornburgh
                                           Secretary of State

      4 pages are attached to this certification.





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                      ARTICLES OF INCORPORATION

                                 OF

                      RANSON & ASSOCIATES, INC.

                             ARTICLE I

                               Name

The name of this corporation is "Ranson & Associates, Inc."


                            ARTICLE II

              Registered Office and Registered Agent

The registered office of the corporation in the State of Kansas is at 120 S. Market, Suite 450, Wichita, Kansas, in the County of Sedgwick. The resident agent at that address is Robin K. Pinkerton.


                           ARTICLE III

                        Nature of Business

The nature of the business or purposes to be conducted or promoted are:

(1) To engage in buying and selling of securities, serving as a broker and dealer in securities and to assist as a finder, broker, and investor in capital acquisition and.; venture capital transactions, and

(2) To engage in any lawful act, conduct, or activity for which corporations may be organized under the Kansas Corporation Code.


                           ARTICLE IV

                         Capital Stock

The corporation is authorized to issue One Hundred Thousand
(100,000) shares of common stock having no par value per share.


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                                                     [Film 1565  Page 1506]

                           ARTICLE V

                         Incorporators

The name and mailing address of the incorporators are:

                       Dennis L. Gillen
                   DEPEW AND GILLEN, L.L.C.
                   151 N. Main, Suite 700
                    Wichita, Kansas 67202


                          ARTICLE VI

                          Directors

The powers of the incorporators are to terminate upon the filing of these Articles of Incorporation, and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified, is:

          John A. Ranson
          120 S. Market, Suite 450
          Wichita, Kansas 67202

          Robin K. Pinkerton
          120 S. Market, Suite 450
          Wichita, Kansas 67202

          Alex R. Meitzner
          120 S. Market, Suite 450
          Wichita, Kansas 67202


                          ARTICLE VII

                   Property of Stockholders

The private property or assets of the stockholders of the corporation shall not to any extent whatsoever be subject to the payment of the debts of the corporation.


                         ARTICLE VIII

               Limitation of Director Liability

No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or


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which involve intentional misconduct or a knowing violation of law, (iii)
under the provisions of K.S.A. 176424 and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the date when such provision becomes effective.


                          ARTICLE IX

                           By-Laws

The power to adopt, repeal, and amend the bylaws of this corporation shall reside in the Board of Directors of this Corporation.


                          ARTICLE X

              Preemptive Stock Purchase Rights

When the outstanding capital is increased, the additional shares of stock (including instruments convertible into or carrying rights to purchase shares) shall be offered to the existing shareholders proportionately to their holdings, as described below:

Each holder of any of the shares of the capital stock of the corporation shall be entitled to a preemptive right to purchase or subscribe for any unissued stock of the corporation or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any rights to purchase stock of any class, whether said unissued stock shall be issued for cash, property, or any other lawful consideration, and, without limitation of the foregoing, shall have such a preemptive right with respect to shares or other securities offered for sale if they (a) are issued or optioned by the Board of Directors to effect a merger or consolidation or for a consideration other than cash; (b) are shares or other securities theretofore reacquired by the corporation after having been duly issued and not restored to the status of authorized but unissued shares; or
(c) are part of the shares or other securities of the corporation originally authorized in its certificate of incorporation in excess of the initial shares which are issued, and are issued, sold or optioned; provided, however, that there shall be no preemptive right with respect to incentive stock options as defined in the Internal Revenue Code, and shares of capital stock issued pursuant to such stock options, provided that such stock options


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or the plan pursuant to which the stock option was issued has received the unanimous consent of the entire Board of Directors of the corporation.


                            ARTICLE XI

                    Cumulative Voting Required

At all elections of directors of this corporation, each holder of stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to such holder's shares, multiplied by the number of directors to be elected. The holder of stock may cast all such votes for a single director or may distribute them among two or more directors as the stockholder sees fit. The candidates for director receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

IN TESTIMONY WHEREOF, I have hereunto set my name this 8th day of November, 1995.

                                     /s/ Dennis L. Gillen
                                    ______________________
                                       Dennis L. Gillen
                                       Sole Incorporator

STATE OF KANSAS )
                ) SS:
SEDGWICK COUNTY )

BE IT REMEMBERED, that on this 8th day of November, 1995, before me, the undersigned, a Notary Public in and for the said County and State, personally appeared the above-named Dennis L. Gillen who is personally known to me to be the same person who executed the foregoing instrument of writing and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have subscribed my name and affixed my
Notarial Seal the day and year last above written.

                                        /s/ Diana Stephens
                                       ____________________
                                          Notary Public

My appointment expires: May 29, 1996

[Notary Seal]


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